UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest reported): September 11, 2006

BJ’S RESTAURANTS, INC.

(Exact name of registrant as specified in its chapter)

California	0-21423	33-0485615
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16162 Beach Boulevard Suite 100 Huntington Beach, California	92647
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 848-3747

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Effective September 11, 2006, Tom Norton, was named Chief Human Resource Officer of BJ’s Restaurants, Inc. The following is brief summary of the terms of Mr. Norton’s employment:

Salary. Mr. Norton will receive an annual salary of $200,000 (the “Salary”). Mr. Norton’s salary package is subject to modification during Mr. Norton’s employment in accordance with the Company’s practices, policies and procedures and Mr. Norton’s performance. Mr. Norton’s bonus percentage opportunity will be at 35%, calculated and paid annually, with any 2006 bonus prorated for time of employment. Mr. Norton will be eligible to receive future bonuses at the discretion of the Company based on the Company’s profitability or other performance based criteria that may be agreed to by the Company and Mr. Norton.

Stock Options. Mr. Norton will receive an initial grant of options to acquire 50,000 shares of Common Stock pursuant to the terms of the Company’s 2005 Equity Incentive Plan and will be eligible for additional grants under such plan from time to time at the discretion of the Board of Directors of the Company. The initial option will vest 20% per year beginning September 11, 2007.

Other Benefits. Mr. Norton shall be entitled to participate in any benefit plan that the Company may offer to its employees from time to time, according to the terms of such plan and will receive reimbursement for continuation of health insurance coverage for him and his family for the 90 day period following commencement of employment. Mr. Norton will also receive a $1,000 a month car allowance, less applicable state and federal taxes.

Severance. Mr. Norton’s employment is terminable by the Company at any time; provided, however, that if the Company terminates Mr. Norton without “cause,” he shall be entitled to receive a severance payment equal to six (6) months salary and, if not covered by another group medical plan, will be reimbursed for COBRA payments for a period of six months following termination. For purposes of his agreement, “cause” means (i) an act or acts of dishonesty undertaken by Mr. Norton and intended to result in material personal gain or enrichment of him or others at the expense of the Company, (ii) gross misconduct that is willful or deliberate on his part and that, in either event, is materially injurious to the Company, (iii) conviction of a felony, (iv) material breach of any terms and conditions of his employment agreement, which breach has not been cured within 30 days after written notice from the Company.

Item 8.01	Other Events

On September 11, 2006, the Company issued a news release announcing the appointment of Tom Norton as its Chief Human Resource Officer. A copy of the news release is attached as Exhibit 99.1.

The information in Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	Employment Agreement of Tom Norton

99.1	Press Release, dated September 11, 2006, announcing appointment of Tom Norton as Chief Human Resource Officer

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BJ’S RESTAURANTS, INC.
September 11, 2006	(Registrant)

	By:	/s/ GERALD W. DEITCHLE
Gerald W. Deitchle
Chief Executive Officer, President and Director

EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Agreement of Tom Norton

99.1	Press Release, dated September 11, 2006, announcing appointment of Tom Norton as Chief Human Resource Officer

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